Exhibit 99.1

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the general description of the debt securities included in the accompanying base prospectus. You should review this description together with the description of the debt securities included in the accompanying base prospectus. To the extent this description is inconsistent with the description in the accompanying base prospectus, this description will control and replace the inconsistent description in the accompanying base prospectus.

We will issue the notes under a senior indenture dated as of September 25, 2006 (as amended and supplemented from time to time, including supplements setting forth the terms of the notes), between us, ONEOK Partners Intermediate Limited Partnership, as guarantor, and Wells Fargo Bank, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. We have summarized some of the material provisions of the notes and the indenture below. The following summary supplements the description of the debt securities contained in the accompanying base prospectus, and we encourage you to read that description for additional material provisions that may be important to you. We also urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The following description of the notes and the description of the debt securities contained in the accompanying base prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture. You may request a copy of the indenture from us as set forth under “Where You Can Find More Information” below. Capitalized terms defined in the accompanying base prospectus and the indenture have the same meanings when used in this prospectus supplement.

General Description of the Notes

The notes will be:

•	our senior unsecured indebtedness, ranking equally in right of payment with all of our existing and future unsecured senior indebtedness;

•	non-recourse to our general partner;

•	unconditionally guaranteed by our subsidiary ONEOK Partners Intermediate Limited Partnership;

•	senior to all of our future subordinated debt;

•	effectively junior to all of our future secured debt to the extent of the collateral securing such debt; and

•	effectively junior to all of the existing and future debt and other liabilities of our non-guarantor subsidiaries.

Upon the sale of the notes, our non-guarantor subsidiaries will have outstanding approximately $143.0 million of unsecured debt, which will rank effectively senior to the notes.

The notes will not be guaranteed by any of our subsidiaries or affiliates or any other party, other than ONEOK Partners Intermediate Limited Partnership. The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. Except to the extent described in the accompanying base prospectus, the indenture does not limit our ability or the ability of our subsidiaries to incur additional indebtedness.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount under the indenture of any of the series of notes offered hereby and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance, initial interest payment date and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes of that series previously issued, and such additional notes will form a single series with such notes, provided that no additional notes may be issued at a price that would cause them to have “original issue discount” for United States federal income tax purposes.

Principal, Maturity and Interest

We will issue the notes in an initial aggregate principal amount of $600,000,000. We will issue the notes in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

The notes will mature on October 15, 2037. Interest on the notes will accrue at the annual rate of 6.85%. Interest on the notes will accrue from September 28, 2007. Interest on the notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2008. We will make each interest payment to the holders of record at the close of business on the immediately preceding April 1 and October 1, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest will be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for the period from and after the applicable maturity date or redemption date.

Methods of Receiving Payments on the Notes

All payments in respect of all notes represented by a global note will be made by wire transfer of immediately available funds to the account specified by the holder of the global note to the paying agent with respect to the notes, who will initially be the trustee. With respect to any notes in certificated form, however, we may choose to make payment at the office of the trustee (or other paying agent) or by mailing a check to the holder’s registered address.

Optional Redemption

The notes will be redeemable, in whole or in part, at our option exercisable at any time or from time to time upon not less than 30 and not more than 60 days’ notice as provided in the indenture, on any date prior to their maturity at a redemption price equal to:

•	the principal amount of such notes; plus

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accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); plus

•	a make-whole premium described below, if any.

The redemption price will never be less than 100% of the principal amount of the relevant notes plus accrued and unpaid interest thereon, if any, to the redemption date.

The amount of the make-whole premium with respect to any note to be redeemed will be equal to the excess, if any, of:

(1) the sum of the present values, calculated as of the redemption date, of:

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each interest payment that, but for such redemption, would have been payable on the note or portion thereof being redeemed on each interest payment date occurring after the redemption date (excluding any accrued interest for the period prior to the redemption date); and

•	the principal amount that, but for such redemption, would have been payable at the final maturity of the note being redeemed; over

(2) the principal amount of the note being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the comparable treasury yield (as defined below) plus 30 basis points. The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. If we fail to appoint an independent investment banker not less than 30 days prior to the redemption date, or if the independent investment banker we appoint is unwilling or unable to make the calculation, the calculation will be made by Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc. and UBS Securities LLC. If Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc. and UBS Securities LLC are unwilling or unable to make the calculation, we will appoint an independent investment banking institution of national standing to make the calculation.

For purposes of determining the make-whole premium, “comparable treasury yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the notes, calculated to the nearest 1/12th of a year. The comparable treasury yield will be determined as of the third business day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release. If the H.15 statistical release sets forth a weekly average yield for United States Treasury Securities having a constant maturity that is the same as the remaining term calculated as set forth above, then the comparable treasury yield will be equal to such weekly average yield. In all other cases, the comparable treasury yield will be calculated by interpolation on a straight-line basis, between the weekly average yields on the United States Treasury Securities that have a constant maturity closest to and greater than the remaining term and the United States Treasury Securities that have a constant maturity closest to and less than the remaining term (in each case as set forth in the H.15 statistical release or any successor release). Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Securities are not available in the H.15 statistical release or otherwise, then the comparable treasury yield will be calculated by interpolation of comparable rates selected by an independent investment banking institution of national standing selected in the manner described in the second preceding paragraph.

In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not so listed, on a pro rata basis, by lot or by such other method as the trustee considers fair and appropriate. Notes will only be redeemed in multiples of $2,000 and multiples of $1,000 thereafter in original principal amount. If any note is to be redeemed in part only, the notice of redemption will state the portion of the principal amount to be redeemed. A new note in a principal amount equal to the unredeemed portion of the original note will be issued upon the cancellation of the original note.

Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Guarantee

ONEOK Partners Intermediate Limited Partnership will unconditionally guarantee the payment of the notes on a senior unsecured basis. Notwithstanding the preceding sentence, ONEOK Partners Intermediate Limited Partnership will be released from its obligations under the indenture, and its guarantee will no longer be in effect, if ONEOK Partners Intermediate Limited Partnership is no longer our subsidiary, so long as no default or event of default under the indenture has occurred or is continuing. In such event, ONEOK Partners Intermediate Limited Partnership will give the trustee notice, and we will execute and deliver a supplemental indenture reflecting the release of the guarantee. ONEOK Partners Intermediate Limited Partnership will also be released from its obligations under the indenture, and its guarantee will no longer be in effect, if either a legal defeasance or satisfaction and discharge of the indenture occur.

ONEOK Partners Intermediate Limited Partnership’s guarantee will be a senior unsecured obligation of ONEOK Partners Intermediate Limited Partnership and will rank equally in right of payment with its guarantee of our $1 billion revolving credit agreement and our five outstanding series of senior notes, together with any of its other existing and future indebtedness that is not expressly subordinated to its guarantee. ONEOK Partners Intermediate Limited Partnership is a holding company through which we own our interests in our operating subsidiaries. ONEOK Partners Intermediate Limited Partnership’s guarantee will be effectively subordinated to all indebtedness of our operating subsidiaries.

ONEOK Partners Intermediate Limited Partnership’s guarantee of the notes will be limited to the maximum amount as will, after giving effect to all of its other contingent and fixed liabilities, result in the obligations of ONEOK Partners Intermediate Limited Partnership under its guarantee not constituting a fraudulent conveyance or transfer.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to you, and we or any of our subsidiaries may act as paying agent or registrar.

Concerning the Trustee

Wells Fargo Bank, N.A. will act as indenture trustee, authenticating agent, security registrar and paying agent with respect to the notes.

Governing Law

The indenture, the notes and the guarantee of the notes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the general terms and provisions that apply to the debt securities. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement. The debt securities will be either senior debt securities or subordinated debt securities issued by ONEOK Partners, L.P. If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture containing subordination provisions. The debt securities will be governed by the provisions of the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the indentures filed as exhibits to the registration statement of which this prospectus is a part, because those indentures, and not this description, govern your rights as a holder of debt securities. For purposes of this “Description of the Debt Securities,” when we refer to “us,” “we,” “our,” “ours,” or “ONEOK Partners,” we are describing ourselves, ONEOK Partners, L.P. only, and not any of our subsidiaries. References in this prospectus to an “indenture” refer to each of the senior indenture and the subordinated indenture.

General

The Debt Securities

Any series of debt securities that we issue:

•	will be our general obligations; and

•	may be subordinated to our senior indebtedness.

Neither indenture limits the aggregate principal amount of debt securities that we may issue under that indenture. We may issue debt securities under each indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of the board of directors of our general partner and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the title of the debt securities of such series (which shall distinguish the debt securities of the series from all other debt securities);

•	any limit upon the aggregate principal amount of the debt securities of such series that may be authenticated and delivered under the indenture;

•	the date or dates on which the principal and premium, if any, of the debt securities of such series are payable;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal of, and premium, if any, and interest on, debt securities of the series shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of ONEOK Partners or otherwise;

•	the obligation, if any, of ONEOK Partners to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for Capital Interests (which may be represented by depositary shares), other debt securities or warrants for Capital Interests, debt securities or other securities of any kind of ONEOK Partners or any other obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

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if the amount of principal of or any premium or interest on debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	any changes or additions to the defeasance article of the applicable indenture, including the addition of covenants that may be subject to the covenant defeasance option included in such article;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof or provable, pursuant to the indenture, in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

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any addition to, deletion or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of debt securities to declare the principal of, and premium and interest on, such debt securities due and payable;

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if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual debt securities in definitive registered form; and the depositary for such global security or securities and the form of any legend or legends to be borne by any such global security or securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

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the applicability of, and any addition to or change in the covenants and definitions currently set forth in the indenture or in the terms currently set forth in the provisions of the indenture described below under the caption “Other Covenants — Consolidation, Merger, Sale or Conveyance,” including conditioning any merger, conveyance, transfer or lease permitted by such provisions upon the satisfaction of any debt coverage standard by ONEOK Partners;

•	with regard to any debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of such series will be guaranteed pursuant to the guarantee provisions of the indenture governing such series, any modifications to the terms of such provisions applicable to the debt securities of such series and the applicability of any other guarantees; and

•	any other terms of the debt securities of such series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement may also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

Ranking

The senior debt securities will have the same rank as all of our other unsecured and unsubordinated Debt. The subordinated debt securities will be subordinated to senior indebtedness as described under “Provisions Only in the Subordinated Indenture—Subordinated Debt Securities Subordinated to Senior Debt” below.

Guarantee

To the extent provided in a prospectus supplement and either an indenture supplement or a resolution of the board of directors of our general partner, in each case, relating to a particular series of debt securities, each of our Subsidiaries that becomes a guarantor of the debt securities of such series, and any of our Subsidiaries that is a successor thereto, will fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such debt securities, and all other amounts due and payable under the applicable indenture and such debt securities by ONEOK Partners to the trustee or the holders of such debt securities.

No Limitation on Indebtedness

The indentures do not limit the amount of indebtedness or other obligations that we may incur and do not give you the right to require us to repurchase your debt securities upon a change of control.

Provisions Only in the Senior Indenture

Summary

The senior debt securities will rank equally in right of payment with all our other senior and unsubordinated Debt and senior in right of payment to any of our subordinated Debt (including the subordinated debt securities). The senior indenture will contain restrictive covenants, including provisions that:

•	limit our ability to put Liens on any of our property or assets; and

•	limit our ability to sell and lease back our property.

We have described below these provisions. We have also set forth below the definitions of important terms used in these provisions.

Limitation on Liens

ONEOK Partners will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any Principal Property, or on Capital Interests or Debt of any Restricted Subsidiary (“Restricted Securities”), without making effective provision for the outstanding debt securities under the indenture (except as otherwise specified pursuant to the indenture for the debt securities of any series) to be secured by the Lien equally and ratably with (or prior to) any and all Debt and obligations secured or to be secured thereby for so long as such Debt is so secured. The foregoing restriction will not apply to:

•	any Lien existing on the date of the first issuance of debt securities under the indenture;

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any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into ONEOK Partners or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary;

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any Lien on any Principal Property existing at the time of acquisition of such Principal Property by ONEOK Partners or a Restricted Subsidiary, whether or not assumed by ONEOK Partners or such Restricted Subsidiary; provided that no such Lien may extend to any other Principal Property of ONEOK Partners or any Restricted Subsidiary;

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any Lien on any Principal Property (including any improvements on an existing Principal Property) of ONEOK Partners or any Restricted Subsidiary, and any Lien on the Capital Interests of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Debt incurred by ONEOK Partners or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement, or commencement of commercial operation of such Principal Property; and provided, further, that no such Lien (unless otherwise permitted) may extend to any other Principal Property of ONEOK Partners or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located;

•	any Lien on any Principal Property or Restricted Securities to secure Debt owing to ONEOK Partners or to another Restricted Subsidiary;

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any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien;

•	any Lien created in connection with a project financed with, and created to secure, Non-Recourse Debt;

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carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

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Liens (other than Liens imposed by ERISA) on the property of ONEOK Partners or any of its Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation;

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Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that ONEOK Partners or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate;

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any right that any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of ONEOK Partners or any Restricted Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of ONEOK Partners or any Restricted Subsidiary;

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any Liens, neither assumed by ONEOK Partners or any Restricted Subsidiary nor on which it customarily pays interest, existing upon real estate, or rights in or relating to real estate acquired by ONEOK Partners or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

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easements or reservations in any property of ONEOK Partners or any Restricted Subsidiary for the purpose of roads, pipe lines, hydrocarbon transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ONEOK Partners or any Restricted Subsidiary;

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any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing bullets, provided that the Debt secured thereby may not exceed the principal amount of Debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, Capital Interests or Debt that secured the Lien renewed or refunded; or

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any Lien not permitted above securing Debt that, together with the aggregate outstanding principal amount of other secured Debt that would otherwise be subject to the foregoing restrictions (excluding Debt secured by Liens permitted under the foregoing exceptions) and the Attributable Indebtedness in respect of all Sale-Leaseback Transactions (not including Attributable Indebtedness in respect of any such Sale-Leaseback Transactions described in clause (iii) or (iv) under “—Limitation on Sale-Leaseback Transactions” below) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale-Leaseback Transactions

ONEOK Partners will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction unless (i) ONEOK Partners or a Restricted Subsidiary would be entitled, without securing the outstanding debt securities under the indenture, to incur Debt secured by a Lien on the Principal Property that is the subject of such Sale-Leaseback Transaction; (ii) the Attributable Indebtedness associated therewith would be in an amount permitted under the last bullet point under “—Limitation on Liens” above; (iii) the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-

Leaseback Transaction are used for the business and operations of ONEOK Partners or any of its Subsidiaries; or (iv) within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding debt securities under the indenture or Funded Debt of ONEOK Partners or a Restricted Subsidiary (other than Funded Debt that is held by ONEOK Partners or any Restricted Subsidiary or Funded Debt of ONEOK Partners that is subordinate in right of payment to any outstanding debt securities under the indenture).

Definitions

As used in the foregoing description of covenants by which we are bound pursuant to the senior indenture, the following terms have the following meanings:

“Attributable Indebtedness” means with respect to a Sale-Leaseback Transaction involving any Property, as of the time of determination, the least of (i) the fair market value of such Property (as determined in good faith by the Board of Directors); (ii) the present value of the total Net Amount of Rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, compounded semiannually; and (iii) if the obligation with respect to such Sale-Leaseback Transaction constitutes an obligation that is required to be classified and accounted for as a Capital Lease Obligation for financial reporting purposes in accordance with U.S. generally accepted accounting principles, the amount equal to the capitalized amount of such obligation required to be paid by the lessee as determined in accordance with U.S. generally accepted accounting principles and included in the financial statements of the lessee.

“Capital Interests” of any person means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such person, including, without limitation, with respect to partnerships, partnership interests (whether general or limited), and with respect to limited liability companies, member interests and any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, such person.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual balance sheet of ONEOK Partners and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined; (ii) appropriate allowance for minority interests in Capital Interests of Subsidiaries; and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles reflected in such balance sheet.

“Debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of borrowed money.

“Funded Debt” means all Debt maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Debt. However, the following types of transactions will not be considered to result in a Lien: (i) any acquisition by ONEOK Partners or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby ONEOK Partners or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by ONEOK Partners or any Restricted Subsidiary or in which ONEOK Partners or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of ONEOK Partners’ or the Restricted Subsidiary’s proportionate part of such development or operating expenses or (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts, whether or not designated as rent or additional rent, required to be paid on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (1) the net amount determined assuming termination of the lease on the first date such lease may be terminated (in which case such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated) and (2) such net amount assuming no such termination.

“Non-Recourse Debt” means, at any time, Debt incurred after the date of the indenture by ONEOK Partners or a Restricted Subsidiary in connection with the acquisition of property or assets by ONEOK Partners or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired; provided that, under the terms of such Debt and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Debt is limited to the property or assets so acquired, or such construction or improvements, including Debt as to which a performance or completion guarantee or similar undertaking was initially applicable to such Debt or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

“Principal Property” means any property located in the United States, except any such property that in the opinion of the board of directors of the general partner of ONEOK Partners is not of material importance to the total business conducted by ONEOK Partners and its consolidated Subsidiaries.

“Property” means any right or interest of ONEOK Partners or any of its Subsidiaries in and to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Restricted Subsidiary” means any Subsidiary that owns or leases a Principal Property.

“Sale-Leaseback Transaction” means any arrangement with any person pursuant to which ONEOK Partners or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by ONEOK Partners or its Subsidiaries to such person, other than (a) any such transaction involving a lease for a term of not more than three years or classified as an operating lease under generally accepted accounting principles, (b) any such transaction between ONEOK Partners and any of its Subsidiaries or between any Subsidiaries of ONEOK Partners, and (c) any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of ONEOK Partners’ Principal Property subject to such leasing transaction.

“Subsidiary” of any person means:

•

any person of which more than 50% of the total voting power of Capital Interests entitled (without regard to any contingency) to vote in the election of directors, managers, trustees, or equivalent persons, at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person or a combination thereof;

•

in the case of a partnership, any person of which more than 50% of the partners’ Capital Interests (considering all partners’ Capital Interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person; or

•

any other person with respect to which such person or one or more of the Subsidiaries of such person or a combination thereof has the power to control by contract or otherwise the board of directors, managers, trustees or equivalent governing body or otherwise controls such entity.

Provisions Only in the Subordinated Indenture

Subordinated Debt Securities Subordinated to Senior Debt

The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness to the extent provided in the subordinated indenture. “Senior Indebtedness,” unless otherwise provided with respect to the debt securities of a series, means (1) all our Debt, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the subordinated debt securities or to other Debt which is equal in right of payment with or subordinated to the subordinated debt securities, and (2) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall Senior Indebtedness include (i) our indebtedness owed or owing to any of our Subsidiaries or to any officer, director or employee of us or any of our Subsidiaries, (ii) indebtedness to trade creditors or (iii) any liability for taxes owed or owing by us.

The holders of our Senior Indebtedness will receive payment in full of such Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities:

•	upon any payment or distribution of our assets to creditors;

•	upon our liquidation or dissolution; or

•	in a bankruptcy, receivership or similar proceeding relating to us or our property.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that such holders may receive capital stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless:

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of Designated Senior Indebtedness.

“Designated Senior Indebtedness” means:

•

any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million; and

•	any other Senior Indebtedness that we may designate.

During the continuance of any default with respect to any Designated Senior Indebtedness, other than a default described in the paragraph preceding the definition of Designated Senior Indebtedness, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or upon the expiration of any applicable grace periods, we may not make payments on the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will expire 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice to the trustee and us from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Blockage Notice is no longer continuing.

Unless the holders of such Designated Senior Indebtedness or the representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Not more than one Blockage Notice may be given in any period of 360 consecutive days unless otherwise specified with respect to a series of subordinated debt securities. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Other Covenants

Any series of debt securities may contain additional financial and other covenants applicable to us. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Consolidation, Merger, Sale or Conveyance

Neither ONEOK Partners nor any guarantor of debt securities shall consolidate or amalgamate with or merge with or into any person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, whether in a single transaction or a series of related transactions:

(1) except in accordance with the provisions of such entity’s partnership agreement, certificate or articles of incorporation, bylaws or other applicable organizational documents, and

(2) unless:

(a)	either (i) ONEOK Partners or such guarantor (as the case may be) shall be the continuing person in the case of a merger or (ii) the resulting, surviving or transferee person if other than ONEOK Partners or such guarantor (respectively, the “Successor Partnership” and the “Successor Guarantor”), shall be a partnership, limited liability company or corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor Partnership or Successor Guarantor (as the case may be) shall expressly assume, by one or more supplemental indentures, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of ONEOK Partners or such guarantor (as applicable) under the applicable indenture(s) and the debt securities or the applicable guarantee according to their tenor;

(b)	immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Partnership or the Successor Guarantor (as the case may be) or any Subsidiary thereof as a result of such transaction as having been incurred by the Successor Partnership or the Successor Guarantor (as applicable) or such Subsidiary at the time of such transaction), no default or event of default would occur or be continuing; and

(c)	ONEOK Partners shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or disposition and such supplemental indenture(s) (if any) comply with the applicable indenture(s).

In case of any consolidation, amalgamation or merger where ONEOK Partners or any guarantor is not the continuing person, or disposition of all or substantially all of the assets of ONEOK Partners or any guarantor in accordance with this covenant, the Successor Partnership or Successor Guarantor (as the case may be) shall succeed to and be substituted for ONEOK Partners or such guarantor (as applicable) with the same effect as if it had been named in the applicable indenture(s) as the respective party to the applicable indenture(s), and the predecessor entity shall be released from all liabilities and obligations under the applicable indenture(s), the debt securities and any guarantee, except that no such release will occur in the case of a lease of all or substantially all of its assets.

Events of Default, Remedies and Notice

Events of Default

Each of the following events will be an “event of default” under the senior indenture or the subordinated indenture, as applicable, with respect to each series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•

default in the payment of principal of or premium, if any, on any debt securities of that series when due, whether at stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•

failure on the part of ONEOK Partners or any guarantor duly to observe or perform any other of the covenants or agreements on the part of ONEOK Partners or such guarantor with respect to the debt securities of that series set forth in the indenture with respect to such series or in any supplemental indenture with respect to such series, or, in the absence of an applicable supplemental indenture, in any resolution of the board of directors of our general partner authorizing the issuance of that series of debt securities (other than a covenant a default in the performance of which is elsewhere specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring ONEOK Partners and such guarantor to remedy the same shall have been given, by registered or certified mail, to ONEOK Partners and such guarantor by the trustee, or to ONEOK Partners, such guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•	certain events of bankruptcy, insolvency or reorganization of ONEOK Partners or its guarantors (if any);

•

default by us or any of our Subsidiaries in the payment, at maturity and after the expiration of any applicable grace period, of principal of, premium, if any, or interest on indebtedness for money borrowed in the principal amount then outstanding of $100,000,000 or more, or acceleration of any indebtedness for borrowed money of such amount, such that the indebtedness becomes due and payable prior to its maturity date and such acceleration is not rescinded within 60 days after notice thereof has been given to ONEOK Partners by the trustee or to ONEOK Partners and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that, if, prior to the entry of judgment in favor of the trustee for payment of the debt securities of such series, the default under such indenture or instrument has been remedied or cured by ONEOK Partners or such Subsidiary, or waived by the holders of such indebtedness, then the event of default under the indenture will be deemed likewise to have been remedied, cured or waived;

•

except as permitted by the indenture, any guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

•

any other event of default provided in any supplemental indenture or, in the absence of an applicable supplemental indenture, in a resolution of the board of directors of our general partner with respect to debt securities of that series.

Exercise of Remedies

If an event of default, other than an event of default described in the fifth bullet point above, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

If an event of default described in the fifth bullet point above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series by written notice to the trustee may:

•	waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

•	rescind any acceleration with respect to the debt securities of that series,

but only if:

•	rescinding the acceleration would not conflict with any judgment or decree of a court of competent jurisdiction already rendered; and

•

all existing events of default with respect to the debt securities of such series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely because of acceleration.

If an event of default occurs and is continuing, the trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any costs, liabilities or expenses. No holder of debt securities may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

•	such holder has previously given the trustee notice that an event of default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any costs, liabilities or expenses;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of that series; or

•	the trustee determines would involve it in personal liability.

Notice of Event of Default

Within 30 days after the occurrence of any default or event of default, we are required to give written notice to the trustee and indicate the status of the default or event of default and what action we are taking or propose to take to cure the default or event of default. In addition, we are required to deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture.

If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder a notice of the event of default by the later of 90 days after the event of default occurs or 30 days after the trustee knows of the event of default. However, except in the case of a default in the payment of principal, premium or interest with respect to any debt securities or in the making of any sinking fund payments with respect to any debt securities, the trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments, Supplements and Waivers

ONEOK Partners, each guarantor (if any), and the trustee may enter into a supplemental indenture without the consent of any holder of debt securities to, among other things:

•	provide for the assumption by a successor of our obligations under the indenture;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	permit the qualification of the indenture under the Trust Indenture Act;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	secure any or all of the debt securities;

•

for the subordinated debt securities indenture, make any change in the subordination provision that would limit or terminate the benefits available to any holder of senior indebtedness (or Representatives therefor); provided, however, that an amendment may not make any change that adversely affects the rights of any holder of senior indebtedness then outstanding, unless the holders of the requisite percentage of such senior indebtedness (or any group or representative thereof authorized to give a consent) consent to such change, as provided in the agreements under which such senior indebtedness is outstanding;

•	make any change that does not adversely affect the rights of any holder of debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or shall become effective only when there is no such debt security outstanding;

•	add or appoint a successor or separate trustee;

•	establish the form or terms of debt securities of any series as permitted by the indenture; and

•	reflect the release of any guarantor of its obligations under the guarantee, in the manner provided by the indenture.

In addition, ONEOK Partners, each guarantor (if any), and the trustee may enter into a supplemental indenture if the holders of a majority in aggregate principal amount then outstanding of all debt securities of each series that would be affected by the supplemental indenture consent to it. No such supplemental indenture, without the consent of each holder of outstanding debt securities of each series that would be affected, shall:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities;

•	make any change in the amendment provisions which requires each holder’s consent; or

•	make any change in the waiver provisions.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. After an amendment pursuant to a supplemental indenture becomes effective, we are required to mail to all holders of debt securities of each affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, may waive:

•	compliance by us with certain restrictive provisions of the indenture; and

•	any past default or event of default under the indenture;

except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the indenture cannot be amended without the consent of all holders of the affected series of debt securities.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations, and those of each guarantor (if any), under such series of debt securities and the indenture, which we call a “legal defeasance.”

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate the operation of provisions that, among other things:

•	require us to file SEC reports and financial statements with the trustee;

•	require us to preserve our corporate existence;

•	limit our ability to incur indebtedness secured by a Lien, as described above under “Provisions Only in the Senior Indenture—Limitation on Liens;”

•	limit our ability to engage in Sale-Leaseback Transactions, as described above under “Provisions Only in the Senior Indenture—Limitation on Sale-Leaseback Transactions;”

•	relate to our consolidation or merger or the sale or conveyance of all or substantially all of our assets;

•	are made applicable to a particular series of debt securities as described in the prospectus supplement applicable to such series, except as otherwise described in such prospectus supplement; and

•	establish certain events of default.

If we decide to make a legal defeasance or a covenant defeasance, however, we may not terminate our obligations to, among other things:

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	pay the principal of, and premium, if any, and interest on the debt securities at the place and time and in the manner provided in the indenture or in the debt securities;

•

maintain offices where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served;

•	appoint a trustee whenever necessary to avoid or fill a vacancy in the office of trustee;

•	maintain provisions relating to paying agents;

•	deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that ONEOK Partners has complied with all covenants contained in the indenture;

•

pay such additional amounts as may be necessary so that the net amount received by each holder of debt securities will equal the amount that the holder would have received if taxes had not been required to be withheld or deducted where either ONEOK Partners or a guarantor, if any, is required to withhold or deduct taxes due from any payment made under or with respect to the debt securities or a guarantee;

•	furnish to the trustee a list of the names and addresses of the holders of the debt securities, so long as the trustee is not serving as the registrar with respect to the debt securities;

•	compensate the trustee for all services rendered under the indenture and to reimburse the trustee for all reasonable expenses incurred in accordance with the provisions of the indenture;

•	indemnify the trustee for, and hold it harmless against, any loss, liability or expense arising out of the trustee’s performance of its duties under the indenture;

•	turn over to ONEOK Partners upon request any excess money or securities held by the trustee or paying agent at any time;

•	indemnify the trustee and the holders of debt securities against any tax, fee or charge assessed against deposited U.S. government obligations or the principal and interest thereon; and

•

revive and reinstate the obligations of ONEOK Partners and each guarantor, if any, under the indenture and the debt securities of the defeased series (or the guarantees related thereto) until such time as the trustee or any paying agent is permitted to apply all such money or U.S. government obligations.

We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an event of default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of:

•	events of default with respect to our compliance with covenants in the indenture;

•	cross defaults on other indebtedness for borrowed money;

•

a guarantee, if any, ceases to be in full force and effect or is declared null and void in a judicial proceeding or any guarantor, if any, denies or disaffirms its obligations under the indenture or its guarantee; and

•	other events of default made applicable to a particular series of debt securities.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the trustee money or certain U.S. government obligations for the payment of principal of, and premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•

deliver to the trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

No Personal Liability of General Partner

Obligations of ONEOK Partners (or any guarantor) under the indenture and the debt securities are non-recourse to the general partner (or the general partners or other holders of equity interests of any guarantor), and their respective affiliates (other than ONEOK Partners and any guarantor), and payable only out of cash flow and assets of ONEOK Partners and any guarantor. The trustee, and each holder of a debt security by its acceptance thereof, will be deemed to have agreed in the indenture that (1) none of the general partner or the general partners or other holders of equity interests of any guarantor (nor any of their respective affiliates other than ONEOK Partners and any guarantor) shall be liable for any of the obligations of ONEOK Partners or any guarantor under the indenture or any debt securities, and (2) no partner, director, officer, employee, equity holder or unitholder, as such, of ONEOK Partners, any guarantor, the trustee, the general Partner or any affiliate of any of the foregoing entities and no member of the board of directors of the general partner shall have any personal liability in respect of the obligations of ONEOK Partners or any guarantor under the indenture or any debt securities by reason of his, her or its status.

The Trustee

We may appoint a separate trustee for any series of debt securities. We use the term “trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or “DTC,” will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

File with the Securities and Exchange Commission

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, the trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the trustee or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if: DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.